Exhibit 10.1
AMENDMENT NO. 5 TO LEASE AGREEMENT

THIS AMENDMENT NO. 5 TO LEASE AGREEMENT (this “Amendment”) is made effective as of May 31, 2024 (the "Effective Date") by and between BOMAX HOLDINGS LLC, a New York limited liability company with an address at 3 East Evergreen Road, No. 1045, New City, New York 10965-5101 (“Landlord”) and TRANSACT TECHNOLOGIES INCORPORATED, a Delaware corporation with an address at l Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut 06518 (“Tenant”).
RECITALS:
A. Landlord (as successor-in-interest to Bomax Properties, LLC) and Tenant are parties to that certain Lease Agreement dated July 18, 2001 (the “Original Lease”), as amended by (i) that certain Amendment No. 1 to Lease Agreement dated May 8, 2012 (the “First Amendment”), (ii) that certain Amendment No. 2 to Lease Agreement dated January 14, 2016 (the “Second Amendment”), (iii) that certain Amendment No. 3 to Lease Agreement dated February 28, 2020 (the “Third Amendment”), and (iv) that certain Amendment No. 4 to Lease Agreement dated July 15, 2022 (the “Fourth Amendment”; the Original Lease, as so amended, assigned and otherwise heretofore modified, collectively, the “Existing Lease”), covering certain premises located at 20 Bomax Drive, Ithaca, New York (the “Premises”), as more particularly described in the Existing Lease; and
B. The Existing Lease, by its terms, is set to expire on May 31, 2025 (the “Existing Expiration Date”); and
C. Pursuant to Section l(c) of the Third Amendment, Tenant has the option (the “Existing Option”) to extend the term of the Existing Lease for an additional four (4) years, through to and including May 31, 2029 (the “Existing Renewal Term”); and
D. Landlord and Tenant have agreed to certain modifications to the terms and conditions respecting the Existing Option and Existing Renewal Term, which modifications include, among other things, (i) extending the term of the Existing Lease by one (1) year so the Existing Expiration Date will change from May 31, 2025 to May 31, 2026, (ii) eliminate the Existing Option, and (iii) replace the Existing Option with a new one (1) year extension option on the terms and conditions set forth in this Amendment; and
E. Landlord and Tenant desire to execute this Amendment to evidence their agreement regarding the one-year extension of the term of the Existing Lease and regarding the Modified Extension Option, and to otherwise modify the Existing Lease in accordance with the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. Incorporation of Recitals. The foregoing recitals are true and correct, and are hereby incorporated into this Amendment as if set forth fully herein.
2. Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Existing Lease. The Existing Lease, as amended by this Amendment, shall hereinafter be referred to as the “Lease”.

3. Extension of Term. The Existing Lease is hereby amended to extend the term of the Existing Lease by one (1) year from May 31, 2025 to May 31, 2026 (the “Extended Term”). During the Extended Term, the base rent shall be $7.00 per square foot, resulting in annual base rent in the amount of $517,209.00 and monthly base rent in the amount of $43,100.75.

4. Modified Extension Option. Subsections 1(c) and 1(d) of the Third Amendment are hereby deleted in their entirety, and replaced with the following:
"(c) Provided that Tenant is not then in default under the Lease (following any required notice to Tenant and following the expiration of any applicable cure period) and the Lease is in full force and effect at the time of exercise, Tenant shall have one (1) option, referred to as the “Extension Option”, to extend the Lease Term for an additional period of one (1) year (to May 31, 2027), herein referred to as an “Extension Period”. During the Extension Period, the Lease shall remain subject to the same terms and conditions as were in effect immediately prior to the Extension Period, expressly including the base rent, which shall be at the rates set forth below. Tenant shall have no further right to extend the Lease Term after the expiration of the Extension Period (to the extent the Extension Option was exercised). For the avoidance of doubt, during the Extension Period, the base rent shall be:
June 1, 2026 - May 31, 2027  $7.00 psf  $517,209.00/annum  $43,100.75/month
(d)  Tenant may exercise the Extension Option only by providing Landlord with written notice of such election (the “Extension Notice”) on or before (i) May 31, 2025. The Extension Period shall commence on the day immediately succeeding the expiration date of the then current Lease Term.”
5. Parking. Article I, Section A of the Lease and Exhibit A of the Lease are hereby amended to terminate Tenant’s right to park vehicles on the paved portion of the Premises shown on Exhibit A of the Lease as the “Asphalt Parking” area (the “No Tenant Parking Area”). Notwithstanding the provisions of Article IX, Section B of the Lease, Tenant shall continue to be responsible for the maintenance, repair of, or clearing snow and ice from, the No Tenant Parking Area, however Landlord agrees to reimburse Tenant for such reasonable incurred costs. The parties acknowledge and agree that these responsibilities shall be assumed by Landlord. Landlord agrees to keep the No Tenant Parking Area in good order and repair throughout the Lease Term, including any Extension Period(s). This includes performing any necessary snow or ice removal. Further, Tenant shall continue to have the non-exclusive right to use the No Tenant Parking Area for Tenant's truck (and other vehicle) traffic, expressly including access for Tenant's trucks and other vehicles to turn-around in the No Tenant Parking Area. Landlord shall not use, or permit the use of the No Tenant Parking Area in any manner that materially interferes with or impedes Tenant's rights hereunder to use the No Tenant Parking Area in the manner set forth herein.

6. Miscellaneous.
(a)	Except as amended hereby, the Lease remains in full force and effect.

(b) Tenant and Landlord each represent to the other party that, (i) neither party has dealt with any real estate broker, salesperson or finder in connection with this Amendment, (ii) no real estate broker, salesperson or finder initiated or participated in the negotiation of this Amendment, and (iii) no real estate broker, salesperson or finder is entitled to any commission in connection herewith. Landlord and Tenant hereby agree to indemnify, defend and hold each other harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys’ fees) arising from any claims of any kind which arises out of or is in any way connected with the other’s breach of the foregoing representation.
(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in the State of New York, and shall be construed without regard to any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.
(d) This Amendment may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument. Signatures delivered or transmitted by facsimile or electronic submission (including by means of PDF or DocuSign) shall be deemed original signatures for all purposes of this Amendment.
(e) Tenant hereby confirms that, to its actual knowledge, it has no claim, set-off, counterclaim, defense or other cause of action against Landlord arising out of the Lease. To the extent that any such claim, set-off, counterclaim, defense or other cause of action may exist with respect to which Tenant has actual knowledge as of the Effective Date of this Amendment; such claim, set-off, counterclaim, defense, or other cause of action is hereby expressly and knowingly waived and released by Tenant.
(f) Landlord hereby confirms that, to its actual knowledge, it has no claim, set-off, counterclaim, defense or other cause of action against Tenant arising out of the Lease. To the extent that any such claim, set-off, counterclaim, defense or other cause of action may exist with respect to which Landlord has actual knowledge as of the Effective Date of this Amendment; such claim, set-off, counterclaim, defense, or other cause of action is hereby expressly and knowingly waived and released by Landlord.
(g) Landlord hereby represents and warrants that, as of the Effective Date there is no mortgage that encumbers the Premises.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 to Lease Agreement as of the date first above written.

LANDLORD:
BOMAX HOLDINGS LLC

By: /s/ Mark Junger
Name: Mark Junger
Title: Manager

TENANT:
TRANSACT TECHNOLOGIES INCORPORATED

By: /s/ Steven A. DeMartino
Name: Steven A. DeMartino
Title: President